Exhibit 10.26
Form of RSU Agreement

RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
ZOOMINFO TECHNOLOGIES INC.
2020 OMNIBUS INCENTIVE PLAN
ZoomInfo Technologies Inc. (the “Company”), pursuant to its 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant:    [First Name][Last Name]
Date of Grant:     [_____]
Vesting Commencement Date:    [_____]
Number of
Restricted Stock Units:     [Insert Number of Restricted Stock Units Granted]

Vesting Schedule:
Subject to the Participant’s continued service with the Service Recipient on each applicable vesting date, the Restricted Stock Units shall vest as follows: [insert vesting schedule]

If a Change in Control occurs and during the 12-month period following such Change in Control, the Participant’s service is terminated by the Service Recipient without Cause or due to the Participant’s resignation for Good Reason (as defined below), all unvested Restricted Stock Units shall become fully vested upon the date of the Participant’s Termination.

“Good Reason” shall have the meaning given to such term in any employment or consulting agreement between the Participant and the Service Recipient in effect at the time of the Participant’s Termination. In the absence of any such employment or consulting agreement or the absence of any definition of “Good Reason” contained therein, “Good Reason” means the occurrence of one or more of the following events arising without the express written consent of the Participant, but only if the Participant notifies the Service Recipient in writing of the event within 60 days following the occurrence of the event, the event remains uncured after the expiration of 30 days from receipt of such notice, and the Participant resigns effective no later than 30 days following the Service Recipient’s failure to cure the event: (i) a material diminution in the Participant’s base salary or target bonus opportunity, (ii) a material diminution in the Participant’s authority, duties or responsibilities, (iii) a material change in geographic location at which the Participant performs services, or (iv) any material breach by the Company of this Restricted Stock Unit Agreement.

In the event of the Participant’s Termination due to death or Disability, all of the unvested Restricted Stock Units then held by the Participant, covering up to a maximum of 5,000 shares of Common Stock (inclusive of the number of shares covered by other unvested awards held by the Participant at the time of such death or Disability), shall become fully vested. This acceleration shall not occur if the Participant’s death was caused by suicide or by murder by an immediate beneficiary of the Participant.

Dividend Equivalents:    The Restricted Stock Units shall be credited with dividend equivalent payments to be paid in cash (without interest) on the corresponding vesting dates, as provided in Section 14(c)(iii) of the Plan.
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ZOOMINFO TECHNOLOGIES INC.

______________________________________
By:
Title:

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

PARTICIPANT1

___________________________________
1     To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant's signature hereto.

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
ZOOMINFO TECHNOLOGIES INC.
2020 OMNIBUS INCENTIVE PLAN
Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the ZoomInfo Technologies Inc. 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), ZoomInfo Technologies Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1. Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.
2. Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in the Grant Notice.
3. Settlement of Restricted Stock Units. Subject to any election by the Committee pursuant to Section 8(d)(ii) of the Plan, the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, one share of Common Stock for each Restricted Stock Unit (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Restricted Stock Unit shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party plan administrator. Notwithstanding anything in this Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.
4. Treatment of Restricted Stock Units Upon Termination. The provisions of Section 8(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.
5. Company; Participant.
(a) The term “Company” as used in this Restricted Stock Unit Agreement with reference to employment shall include the Company and its Subsidiaries.
(b) Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred in accordance with Section 14(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.

6. Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.
7. Rights as Shareholder. The Participant or a Permitted Transferee of the Restricted Stock Units shall have no rights as a shareholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
8. Tax Withholding. The provisions of Section 14(d) of the Plan are incorporated herein by reference and made a part hereof.Without limiting the Company’s rights to satisfy withholding obligations as described under Section 14(d) of the Plan, the Participant hereby authorizes the Company to satisfy the applicable tax withholding obligations from proceeds of the sale of shares of Common Stock issuable in respect of the Restricted Stock Units through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization).
9. Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
10. No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company.
11. Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
12. Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

13. Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (a) canceling the Restricted Stock Units, or (b) requiring that the Participant forfeit any gain realized on the disposition of any shares of Common Stock received in settlement of any Restricted Stock Units, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Restricted Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Restricted Stock Units shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.
14. Prior Agreements; Restrictive Covenants. The Participant shall execute and return to the Company a copy of the Restrictive Covenant Agreement attached hereto as Exhibit A.
15. Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
16. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.
17. Section 409A. It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.
18. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20. Entire Agreement. This Restricted Stock Unit Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

Exhibit A

RESTRICTIVE COVENANT AGREEMENT